PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card
below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card
below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E31927-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.		For	Against	Abstain

1.	To approve the Agreement and Plan of Reorganization (the "Plan") adopted by the IMST Trust's Board of Trustees. The Plan provides	☐	☐	☐
for (1) the transfer of all assets of the Horizon Fund to the Kinetics Spin-off and Corporate Restructuring Fund (the "Kinetics Fund"),
a newly created series of Kinetics Mutual Funds, Inc. (the "KMF Company"), in exchange for solely (a) shares of each class of the
Kinetics Fund corresponding to an outstanding class of shares of the Horizon Fund equal in aggregate net asset value ("NAV") to the aggregate NAV of the full and fractional shares of the Horizon Fund of the corresponding class, and (b) the Kinetics Fund's assumption of all of the liabilities of the Horizon Fund, followed by (2) the liquidating distribution to the shareholders of the Horizon Fund of the
Kinetics Fund shares, pro rata on a class-by-class basis.

This proxy is solicited by the Board of Trustees of Investment Managers Series Trust (the "IMST Trust"), which unanimously recommends that you vote in favor of the proposal.

Note: Please sign exactly as shareholder name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

EVERY SHAREHOLDER'S VOTE IS IMPORTANT
PLEASE VOTE THIS PROXY CARD TODAY
Your prompt response will save your fund the expense of additional mailings
RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

(Please detach at perforation before mailing)

E31928-TBD

PROXY CARD
PROXY CARD
HORIZON SPIN-OFF AND CORPORATE RESTRUCTURING FUND A SERIES OF INVESTMENT MANAGERS SERIES TRUST
SPECIAL MEETING OF SHAREHOLDERS — August 21, 2017
The undersigned hereby appoints Sardjono Kadiman, Joshua Gohr, and Joy Ausili (the "Proxies"), and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of the Horizon Spin-off and Corporate Restructuring Fund (the "Fund") to be held at 12:00 p.m. (Pacific time) on August 21, 2017 at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, CA 91740 and at any adjournment or adjournments thereof (the "Meeting"). The Proxies will cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED JULY 31, 2017.
Please sign, date and return the proxy card promptly using the enclosed envelope. Every properly signed proxy card will be voted in the manner specified on the reverse side and, in the absence of specification, will be treated as granting authority to vote "FOR" the proposal. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE TODAY